Exhibit 10.3

July 15, 2005

Mr. Eric J. Kuhn

President and CEO

Varsity Group Inc.

1850 M Street, Suite 1150

Washington, DC 20036

Dear Eric:

This letter confirms the amendment of the letter agreement dated February 17, 2004 (the “2004/2005 Agreement”) by and between Baker & Taylor Fulfillment, Inc. (“B&T Fulfillment”) and Varsity Group, Inc., a/k/a VarsityBooks.com, f/k/a The Textbook Club, Inc. (“Varsity”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the 2004/2005 Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to meet competitive conditions, B&T Fulfillment and Varsity agree that the 2004/2005 Agreement is amended with respect to the period beginning July 1, 2005 and ending June 30, 2006, from and after the effective date hereof, as follows:

1. Prompt Payment Discount: Section 1 is hereby amended by adding the following at the end thereof:

*

2. Prepayment Discount: Section 2 is hereby amended by adding the following at the end thereof:

*

3. Volume-Based Rebates. The last sentence of the last paragraph of Section 3 is amended to read, “For purposes of this Agreement, the term “net sales” means Varsity’s book purchases from B&T Fulfillment plus Promotional and Customer Service fees less freight charges invoiced to Varsity, less the NRT books invoice referenced in Section 17 hereof and less any and all discounts, credits, returns and rebates, including but not limited to prepayment discounts, Y-Key rebates, prompt payment discounts, monthly per-book rebates, and return credits.

*

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4. Y-Key Titles. The second sentence of Section 6 is amended in part to read, “For Y-Key sales, B&T Fulfillment will issue Varsity a rebate on any Amsco, Fireside, Lawrenceville Press and Center for Learning Y-Key units sold for which B&T Fulfillment receives no discount from the publisher or for which B&T Fulfillment must prepay, less Varsity customer returns, as follows: . . .”

5. McGraw Hill/Glencoe Titles.

Section 7 is hereby amended by adding the following provision at the end thereof:

“Baker & Taylor will not accept or process any used product receipts, returns or any transactions associated with used Glencoe (GLCMA), SRA or SRAAA books. As between the parties, B&T Fulfillment is responsible for managing the parties’ interactions with McGraw-Hill.”

6. Used Books.

Section 8.a. is amended in part by substituting the following for subsection 8.a (ii): “(ii) the Fall 2005 Selling Season no later than April 1, 2005.” Section 8.a. is further amended by adding the following thereto: “B&T Fulfillment agrees for the Fall 2005 Selling Season to stock as used books up to a mutually agreed upon number of the unique titles that Varsity orders as new titles, as calculated from the date of this letter forward, upon request from Varsity. The quantities of these used titles to be stocked must be in line with the overall sales forecasts and mutually agreed upon by the parties for the Fall 2005 Selling Season and not in addition to the forecasted sales.

Used books will be sent to B&T Fulfillment from two sources: used book brokers and from Varsity customers as part of Varsity’s buy back programs. Receipts from used book brokers will be handled in a similar fashion as other book vendors and buy back programs used book returns from Varsity customers will be handled via the Varsity buy back programs processing procedures developed and agreed upon by the parties and changed from time to time by mutual agreement.

Varsity has the right and B&T Fulfillment suggests that Varsity assign a Varsity employee to participate in, the review, evaluation and receipt process for Varsity used books.” Section 8.b. is hereby amended and restated in its entirety, as follows:

“B&T Fulfillment will receive the used books into Varsity’s reserve inventory and assign each title a separate ISBN to distinguish the used books from new versions of the same title. If such receiving process requires bar-coding by B&T Fulfillment, B&T Fulfillment will charge Varsity * per barcode.”

Section 8.i. is hereby amended and restated in its entirety, as follows:

“i. Varsity will provide B&T Fulfillment with five (5) business days notice in advance of delivery of the used books by providing a detailed electronic file listing of purchase order

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number, ISBN’s, titles, quantities and other data required by B&T for the used books to be received.

B&T Fulfillment will provide Varsity a daily file of any Varsity used books received. This file will be B&T Fulfillment’s notification of what has been received and will be B&T Fulfillment’s documentation for any discrepancies against Varsity’s invoices to B&T Fulfillment for Varsity’s used books. B&T Fulfillment will only pay Varsity for used books it has received as documented in these used book receipt files or as adjusted based on further mutually agreeable audit reconciliation by Varsity and B&T.”

Section 8.j. is hereby amended and restated in its entirety, as follows:

“During the Term, Varsity will be subject to a * per book per month storage fee applicable to unsold used books, except during the Fall 2005 Selling Season. B&T agrees to maintain storage capacity for at least * of Varsity’s sales of VRTYU titles for the 2005 Fall Selling Season between November and May during the term of this Agreement.”

Section 8.k. is hereby amended and restated in its entirety, as follows:

“Varsity agrees to initiate any required return of unsold used books after the Fall 2005 Selling Season for a return processing fee of * per book plus the cost of return freight at carrier rates as quoted in Schedule 6.2.”

B&T Fulfillment payment terms applicable to Varsity invoices of these titles shall be * *

7. Freight.

Section 11 is hereby amended and restated in its entirety, as follows:

“Schedule 6.2 of the Amended and Restated Drop Ship Agreement between Varsity and B&T Fulfillment dated as of October 1, 1999, as amended, is hereby amended by deleting all references to freight and substituting the following therefor: Except as otherwise provided herein, starting July 1, 2004 and continuing through June 30, 2006, freight charges for ground shipments will be at B&T Fulfillment’s actual cost plus a mutually agreed upon nominal markup, except for shipments sent by UPS Commercial/Residential Ground Service for which Varsity shall receive a discount equal to * off of total UPS Commercial/Residential Ground Service tariff delivery charges (excluding all accessorial charges and surcharges) billed to Varsity, shipments sent by UPS Next Day Air Service for which Varsity shall receive a discount equal to * off of total Next Day Air Service tariff delivery charges (excluding all accessorial charges and surcharges) billed to Varsity and shipments sent by UPS Second Day Air Service for which Varsity shall receive a discount equal to * off of total Second Day Air Service tariff delivery charges (excluding all accessorial charges and surcharges) billed to Varsity. All such freight discounts are subject to modification by B&T Fulfillment each time B&T’s Fulfillment freight contracts/agreements are changed or renegotiated. All such

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freight discounts earned by Varsity will be issued to Varsity in the form of a credit to Varsity’s account on a monthly basis.

B&T Fulfillment agrees to cause B&T to work with Varsity to make commercially reasonable efforts to develop additional shipping options, such as USPS, International, and UPS Saturday Delivery., based on mutually agreeable freight requirements, system development resource requirements and implementation costs.”

8. Service Levels.

Section 14 is hereby amended by adding the following provision at the end thereof:

“i. B&T agrees to maintain inventory (for units purchased by B&T in support of eduPartners) to support Varsity projected sales for each future rolling three month period between November and May of each year during the term of this Agreement.

Notwithstanding any provision of the 2004/2005 Agreement to the contrary, B&T Fulfillment and Varsity hereby agree that in the event B&T Fulfillment fails to materially comply with any of the service levels and performance metrics specified herein or otherwise hereafter agreed to in writing by the parties, Varsity may terminate this Agreement for cause as set forth in Section 27, in addition to any other remedies available at law or in equity. In the event that B&T Fulfillment fails to generally comply with any of the service levels and performance metrics specified herein or otherwise hereafter agreed to in writing by the parties, Varsity’s sole remedy shall be to terminate this Agreement for convenience as set forth in Section 27 hereof.”

9. VRTY-Coded Titles.

Section 15 is hereby amended and restated in its entirety as follows:

B&T Fulfillment will continue to allow Varsity to purchase books from publishers directly in instances where B&T cannot obtain the books at all or in a timely or cost-effective manner. In addition, B&T Fulfillment will continue to work with Varsity to purchase any Y-Key, NRT, pre-pay publisher or school restricted title from publishers and if B&T Fulfillment cannot develop the source of this product, Varsity may elect to purchase this product directly if Varsity provides written notice of such election prior to May 15 of each calendar year during the Term. In addition, if there are any Y-Key, NRT, pre-pay publisher or school restricted titles, or any other category of title, with respect to which Varsity is able to obtain materially improved discounts or lower per unit prices than Varsity can obtain from B&T Fulfillment (not including the handling charge set forth below), then Varsity may purchase such titles carrying such materially improved discounts or prices directly from the publishers thereof. All titles purchased by Varsity directly from such publishers are referred to herein as “VRTY titles” or “VRTY-coded titles”. Varsity will sell these titles to B&T Fulfillment at a * off of list. Varsity will purchase them back from B&T Fulfillment * off of list, plus a handling charge of * per book and the Promotional and Customer Services fee of * per book shipped specified in the Promotional and Customer Services Agreement

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dated as of October 1, 1999, as amended. VRTY-coded titles will be eligible for the Per Book Rebate referenced in Section 5 hereof.

B&T Fulfillment and Varsity agree to use commercially reasonable efforts to develop a mutually agreeable process for receiving into inventory all VRTY-coded titles within two (2) business days of receipt (five (5) business days if books are received without bar coding). Varsity will provide B&T Fulfillment with advance notice of these shipments to allow sufficient time to plan for their arrival and handling. Varsity will provide B&T Fulfillment with five (5) business days notice in advance of delivery of VRTY-coded titles by providing an electronic detailed file listing of purchase order number, titles, quantities, ISBN’s and other B&T required data of VRTY-coded titles to be received.

B&T Fulfillment will provide Varsity a daily file of any Varsity VRTY-coded book receipts. This file will be B&T Fulfillment’s notification of what has been received and will be B&T Fulfillment’s documentation for any discrepancies against Varsity’s invoices to B&T Fulfillment for Varsity’s VRTY-coded books. B&T Fulfillment will only pay Varsity for VRTY-coded books it has received as documented in these VRTY-coded book receipt files or as adjusted based on further mutually agreeable audit reconciliation by Varsity and B&T.

Varsity will initiate any required return of unsold VRTY-coded titles for a return processing fee of * per book plus the cost of return freight at carrier’s rates as quoted in Schedule 6.2. B&T agrees to maintain storage capacity for at least * of Varsity’s sales of VRTY-coded titles for the 2005 Fall Selling Season between November and May during the term of this Agreement.”

10. Payment Terms for Used Books (VRTYU) and VRTY-Coded Titles Purchased by B&T Fulfillment:

Section 16 is hereby amended and restated in its entirety, as follows:

“Varsity will bill B&T Fulfillment for all VRTY and USED (VRTYU) titles received at B&T’s facilities. B&T Fulfillment shall provide prompt electronic confirmation files (not to exceed five (5) business days) of all VRTY and USED (VRTYU) titles received at B&T facilities. These electronic receipt confirmation files will be B&T Fulfillment’s sole notification of its VRTYU and VRTY-coded title receipts. It is Varsity’s sole responsibility to reconcile these receipt confirmation files to Varsity’s vendors shipping confirmations and invoices. B&T Fulfillment will only pay Varsity for the product received/documented by B&T Fulfillment’s electronic receipt confirmation files or as adjusted based on further mutually agreeable audit reconciliation by Varsity and B&T. B&T Fulfillment will utilize commercially reasonable efforts to support Varsity in any of its claims against Varsity’s vendors based on B&T Fulfillment’s receipt confirmations.

Varsity will submit all such VRTY and USED (VRTYU) invoices directly to B&T’s Chief Financial officer. B&T Fulfillment will notify Varsity of any invoice discrepancies within thirty (30) days of invoice of goods and shall pay all VRTY and USED (VRTYU) invoices within *

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11. Returns.

Second paragraph of Section 9, Returns is hereby amended and restated in its entirety, as follows:

“With regard to publisher returns for unsold inventory purchased for Varsity, Varsity shall pay B&T Fulfillment a return fee of * plus the cost of return freight at carrier’s rates as quoted in Schedule 6.2 with respect to all such returns in excess of * of such purchases after the 2005 Fall Selling Season.”

12. Fall Selling Season Multiple Service Center Implementation Plan.

As Varsity is forecasting large increases in sales and unit volumes for the Fall 2005 Selling season, B&T Fulfillment and Varsity are in agreement that B&T Fulfillment will expand its Varsity distribution and operations support services to a second service center, Reno NV. To assure that both parties are prepared for this two service center distribution model, the parties have agreed to make commercially reasonable efforts to meet all the required actions steps in the 2005 Fall Selling Season Implementation Plan outlined in Attachment 1 of this amendment letter.

13. Operating Agreement. B&T Fulfillment acknowledges and agrees that the provisions of Section 19 apply only to VarsityBooks.com, LLC, and not to any affiliate or subsidiary of VarsityBooks.com, LLC. that is not engaged in the same or substantially the same business as VarsityBooks.com, LLC.

14. Notices.

Section 22 is hereby amended by deleting the words “2709 Water Ridge Parkway, Suite 300” wherever they appear and replacing them with the words “2550 West Tyvola Road, Suite 300.”

15. Agreement Extension and Termination.

Section 27 is hereby amended by deleting the last sentence thereof relating to the automatic extension of the term and replacing it with the following:

“Termination for Cause. Either party may terminate this Agreement for cause if the other party materially breaches an obligation under this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice from the non-breaching party. Without limiting any remedy available at law or in equity to the terminating party, no termination fees would apply to termination for cause.

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Termination for Convenience. Notwithstanding any provision of the 2004/2005 Agreement to the contrary, Varsity shall have the right to terminate the 2004/2005 Agreement for convenience at any time after the Fall 2005 Selling Season, subject to the following:

a. Termination for convenience shall be effective thirty (30) days after delivery of written notice of such termination by Varsity to B&T, subject to a wind-down period thereafter of up to ninety (90) days for the parties to complete outstanding matters and to transition operations in a commercially reasonable manner; and

b. Varsity must send the applicable termination fee specified in Attachment 2 attached hereto to B&T within thirty (30) days after delivery of the aforementioned written notice of termination.

c. Notwithstanding the fees set forth in the foregoing table, the parties agree that no termination for convenience fee will apply to Varsity’s exercise of its sole remedy of termination for convenience upon B&T’s failure to generally comply with any of the service levels and performance metrics specified in Section 14 of the 2004/2005 Agreement or otherwise hereafter agreed to in writing by the parties.

This amendment shall be effective as of the date this amendment is executed by both parties. If the parties execute this amendment on separate dates, then the effective date shall be the later of the below-stated execution dates.

Except as amended hereby, the 2004/2005 Agreement remains in full force and effect in accordance with its terms. In addition, to the extent not expressly superseded by this amendment, any rebates and calculations of rebates applicable to the transactions undertaken by the parties shall be calculated and applied as calculated and applied by the parties for the 2005 Fall Selling Season.

The terms of this amendment are confidential and are not to be disclosed to third parties, except as required by applicable U.S. laws, rules, regulations or other governmental or court order.

The 2004/2005 Agreement, as amended by this letter agreement and Attachments 1 and 2 attached hereto and incorporated herein by reference, represents the entire agreement of the parties regarding the subject matter hereof and supersedes all prior discussions, agreements and understandings of the parties, oral or written, regarding the subject matter hereof. The 2004/2005 Agreement, as amended hereby, may not be modified except in writing signed by both parties. No statement or inducement with respect to the subject matter hereof by any representative of either party that is not contained in the 2004/2005 Agreement, as amended hereby, shall be valid or binding on the parties.

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Please confirm Varsity’s agreement with the terms hereof by having this amendment signed by Varsity in the space provided below. Please return a fully executed original of this amendment to B&T Fulfillment upon execution.

Sincerely,
Baker & Taylor Fulfillment, Inc.

By:	/s/ Arnie Wight
Title:	chief operating officer
Date:	July 15, 2005

ACCEPTED in all respects as of the date first above written.

Varsity Group Inc.

By:	/s/ Eric J Kuhn
Title:	President
Date:	July 15, 2005

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ATTACHMENT 1

2005 Fall Selling Season Implementation Plan

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ATTACHMENT 2

Termination for Convenience Fees

YEAR	January	February	March	April	May	June	July	August	September	October	November	December
2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A	*	*	*	*	*
2006	*	*	*	*	*	*	N/A	N/A	N/A	N/A	N/A	N/A

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]